                                                                   EXHIBIT 10.32

                       PARENT STOCKHOLDER VOTING AGREEMENT

         THIS STOCKHOLDER VOTING AGREEMENT (the "AGREEMENT") is made and entered into as of January 22, 1999, by and among Genesis Microchip Incorporated, a Nova Scotia corporation ("PARENT"), Paradise Electronics, Inc., a Delaware corporation (the "COMPANY") and the undersigned stockholder (the "STOCKHOLDER") of Parent. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS

A. Concurrently with the execution of this Agreement, Parent, Rainbow Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company have entered into that certain Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT") of even date herewith, which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the right to receive Common Stock of Parent, as set forth in the Reorganization Agreement.

B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of such number of shares of the outstanding capital stock of Parent and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement (the "SHARES").

C. In consideration of the execution of the Reorganization Agreement by the Company, the Stockholder agrees to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of the Company acquired by the Stockholder hereafter and prior to the Expiration Date (as defined in Section 1 below), and agrees to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

NOW, THEREFORE, the parties agree as follows:

1. NEW SHARES. The Stockholder agrees that any shares of capital stock of Parent that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. For all purposes hereof, "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective or (ii) the termination of the Reorganization Agreement in accordance with its terms.

2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, the Stockholder shall vote the Shares and any New Shares that are then outstanding and in respect of which the Stockholder has voting power: in favor of approval of the Reorganization Agreement and the Merger and in favor of any matter that could reasonably be expected to facilitate the Merger, including, without limitation, approval of the issuance of shares of Parent Common Stock in connection with the Merger.

3. NON-SOLICITATION AGREEMENT. Except as is explicitly permitted under the Reorganization Agreement, the Stockholder agrees, prior to the Expiration Date, not to, directly or indirectly, take any of the following actions with any party other than the Company and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in Parent, (b) provide information with respect to Parent to any person, other than the Company and its affiliates, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in Parent, (c) enter into an agreement with any person, other than the Company and its affiliates, providing for the acquisition of Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in Parent, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in Parent by any person, other than by the Company and its affiliates. In addition to the foregoing, if the Stockholder receives prior to the Expiration Date any offer or proposal or request, directly or indirectly, relating to any of the above, unless Parent has already given such notice, the Stockholder shall immediately notify the Company thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

4.      [INTENTIONALLY LEFT BLANK]

5.      TRANSFEREE OF SHARES AND NEW SHARES TO BE BOUND BY THIS AGREEMENT.

        a. The Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any transfer, assignment, conveyance or other disposition of any Shares or New Shares or be effected unless each person to which any Shares or New Shares, or any interest in any of such shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement; and (b) agreed to hold such Shares and New Shares (or interest in such shares) subject to all of the terms and provisions of this Agreement; provided, however, that the exercise of options or warrants or the conversion of convertible securities shall not be considered prohibited dispositions hereunder so long as the securities so acquired continue to be Shares or New Shares subject to the terms of this Agreement.

        (a) Notwithstanding the foregoing provisions of this Agreement, Stockholder may transfer up to ________ Shares not later than thirty (30) days prior to the date of Closing of the

Merger free from the restrictions of this Agreement and such Shares shall not be deemed to be Shares in the hands of the transferee(s) of such Shares.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. The Stockholder represents, warrants and covenants to the Company as follows: the Stockholder: (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of capital stock of Parent other than the Shares, and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

7. ADDITIONAL DOCUMENTS. The Stockholder and Parent hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

8. CONSENT AND WAIVER. The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

9. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

10. LEGENDING OF SHARES. If so requested by the Company, Stockholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Agreement. Stockholder agrees that he shall not transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares, without first having the aforementioned legend affixed to the certificates representing the Shares or any New Shares.

11.     MISCELLANEOUS.

                b. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties.

                (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

                (e) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  If to Parent:             Genesis Microchip Incorporated
                                            200 Town Center Blvd.
                                            Markham, Ontario L3R 8G5
                                            Canada
                                            Attention:  Chief Operating Officer
                                            Telephone No.:      (905) 470-2742
                                            Facsimile No.:      (905) 470-2447


                  With a copy to:           Wilson Sonsini Goodrich & Rosati
                                            650 Page Mill Road
                                            Palo Alto, California 94304
                                            Attn:    Francis S. Currie, Esq.
                                            Telephone No.:  (650) 493-9300
                                            Facsimile No.:   (650) 493-6811

                  If to Stockholder:        To the address for notice set forth
                                            on the last page hereof.

                  If to The Company:        Paradise Electronics, Inc.
                                            1999 Concourse Drive
                                            San Jose, CA 95131
                                            United States
                                            Attention:  Chief Executive Officer
                                            Telephone No.:      (408) 325-8790
                                            Facsimile No.:      (408) 325-8799


                  With a copy to:           Cooley Godward LLP
                                            Five Palo Alto Square, 4th Floor
                                            Palo Alto, CA 94306-2155
                                            United States
                                            Attention: Andrei M. Manoliu, Esq.
                                            Telephone No.:      (650) 843-5000
                                            Facsimile No.:      (650) 857-0663

                (f) GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the province of Nova Scotia, without giving effect to any choice or conflict of law provision or rule (whether of Nova Scotia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nova Scotia.

                (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                (h) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                (i) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                                      * * *

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

GENESIS MICROCHIP INCORPORATED          STOCKHOLDER


                                        Name:

By:                                     By:
   -------------------------------         -------------------------------------
   Name:                                   Name:
   Title:                                  Title:

                                        Stockholder's Address for Notice:

                                        ----------------------------------------


PARADISE ELECTRONICS, INC.              ----------------------------------------

By:
   -------------------------------      ----------------------------------------
   Name:                                   Name:
   Title:                                  Title:


                                        Shares beneficially owned:

                                        ________ shares of Parent Common Stock

                                        ________ shares of Parent Common Stock
                                        issuable upon exercise of outstanding
                                        options and warrants






             [SIGNATURE PAGE TO PARENT STOCKHOLDER VOTING AGREEMENT]